SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K



         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




    Date of Report (date of event reported):  August 1, 1997.



                      INTILE DESIGNS, INC.
     (Exact name of registrant as specified in its charter)


               Commission File Number: 33-49854-A

               DELAWARE                        13-3625325
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


9716 Old Katy Road, Suite 110
Houston, Texas                                77055
(Address of principal executive offices)    (Zip Code)

         Registrant's Telephone Number:  (713) 468-8400


                         NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)

            Item 1.  Changes in Control of Registrant
                      Item  5. Other Events

On or about July 31, 1997, stockholders holding a majority of the issued and outstanding common stock of Intile Designs, Inc. ("Company"), executed written consents pursuant to section 228 of the General Corporation Law of Delaware for the purpose of removing C. William Cox, Edward Paul, and Walter Rae, as directors of the Company and electing G. C. Siller, Jr., Sidney Dworkin, and Barry Feiner, ("New Directors"), as directors of the Company to serve until their successors are duly elected and qualified. This stockholder action effects a complete change in membership of the board of directors of the Company. The action was taken by the stockholders in response to the matters disclosed in the Company's current report on Form 8-K dated July 28, 1997.

Immediately following the stockholder action, the New Directors executed a unanimous written consent removing C. William Cox as President of the Company and Barbara Cernan as Secretary of the Company, and electing G. C. Siller, Jr., to serve as President and Secretary of the Company. Calvin Doyle Smith, who previously served as the Chief Financial Officer of the Company, is continuing in that position.

G. C. Siller, Jr., joined the Company in May, 1995 as Vice
President and General Manager. Prior to joining the Company, he was chief financial officer of Air Dreco, a division of Sun
Distributors.

Sidney Dworkin is the Chief Executive Officer, Director, and controlling stockholder of Advanced Modular Systems, Inc., a closely held corporation he founded in 1988 engaged in the business of selling and leasing modular buildings. Mr. Dworkin currently serves on the Boards of Directors of the following publicly held companies: Northern Technologies Limited, CCA Industries, Inc., Comtrex Systems Inc., Interactive Technologies Inc., Viragin Inc., Marbledge Inc., Consolidated Health Care Associates Inc., Cragar Industries Inc., and QEP Co., Inc.

Barry Feiner is an attorney in private practice in New York City, and has served for the past two and one-half years as a director of Fortune Natural Resources Corporation, a publicly held company.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      INTILE DESIGNS, INC.

DATED:  August 5, 1997                By:(Signature)
                                          G. C. Siller, Jr., President